EXHIBIT 99.2
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[PROVIDENT BANCORP LOGO]

FOR IMMEDIATE RELEASE

SEPTEMBER 16, 2004

FOR FURTHER INFORMATION PLEASE CONTACT:

GEORGE STRAYTON                                  FRED G. KOWAL
PRESIDENT AND CHIEF EXECUTIVE OFFICER            CHIEF EXECUTIVE OFFICER
PROVIDENT BANCORP, INC.                          WARWICK COMMUNITY BANCORP, INC.
(845) 369-8040                                   (845) 986-2206

PROVIDENT BANCORP, INC. AND WARWICK COMMUNITY BANCORP, INC. ANNOUNCE RECEIPT OF REGULATORY APPROVALS TO COMPLETE MERGER

MONTEBELLO, NEW YORK (September 16, 2004) -- Provident Bancorp, Inc., the holding company for Provident Bank ("Provident" Nasdaq: PBCP), and Warwick Community Bancorp, Inc. ("Warwick" Nasdaq: WSBI) jointly announced today that Provident has received all required regulatory approvals to complete its merger with Warwick. The merger remains subject to approval by Warwick's shareholders. A meeting of shareholders that has been called for that purpose is being held September 22, 2004. Subject to the receipt of shareholder approval, Provident and Warwick anticipate that the merger will be completed October 1, 2004, or as soon thereafter as practicable.

This news release contains forward-looking statements. You can find many of these statements by looking for words such as "plan," "believe," "expect," "intend," "anticipate," "estimate," "project," "potential" or other similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. Provident and Warwick undertake no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

Provident Bancorp, Inc. has filed a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (the "SEC"). Stockholders are urged to read the registration statement and the proxy statement/prospectus and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information. You can obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Provident and Warwick, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus also can be obtained, without charge, by directing a request to Warwick Community Bancorp, Inc., attn. Barbara A. Rudy-Moore, Senior Vice President, 18 Oakland Avenue, P.O. Box 591, Warwick, New York 10990-0591, 845-986-2206 ext. 2238, or by sending a request to
wsbbar@warwick.net, or to Provident Bancorp, Inc., Investor Relations, attn. Roberta Lenett, 400 Rella Boulevard, Montebello, New York 10901, (845) 369-8082.

Warwick Community Bancorp, Inc., and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Warwick in connection with the acquisition. Information about the directors and executive officers of Warwick and their ownership of Warwick common stock is set forth in the joint proxy statement/prospectus.